Q’3 2021 Conference Call Update Slides November 4, 2021

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance, ability and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal,” “intend,” and “expect,” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date hereof and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, among other things, risks related to the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the commercial launch of ANJESO® or disruption in supply chain, Baudax Bio’s ability to achieve its strategic objectives, including achievement of sales forecasts and financial projections; Baudax Bio’s ability to maintain regulatory approval for ANJESO, Baudax Bio’s ability to successfully commercialize ANJESO; the acceptance of ANJESO by the medical community, including physicians, patients, health care providers and hospital formularies; Baudax Bio’s ability and that of Baudax Bio’s third party manufacturers to successfully scale-up the commercial manufacturing process for ANJESO, the accuracy of Baudax Bio’s sales estimates, Baudax Bio’s ability to produce commercial supply in quantities and quality sufficient to satisfy market demand for ANJESO, Baudax Bio’s ability to raise future financing for continued product development, payment of milestones and ANJESO commercialization, Baudax Bio’s ability to pay its debt and satisfy conditions necessary to access future tranches of debt, Baudax Bio’s ability to comply with the financial and other covenants under its credit facility, Baudax Bio’s ability to manage costs and execute on its operational and budget plans, the accuracy of Baudax Bio’s estimates of the potential market for ANJESO, Baudax Bio’s ability to achieve its financial goals; and Baudax Bio’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to Baudax Bio, and Baudax Bio assumes no obligation to update any forward-looking statements except as required by applicable law.

Executive Summary Tracking 2021 exit rate for more robust 2022 growth ANJESO growth accelerating in September after summer delta variant peak Peer-to-Peer programs and National Accounts are helping ANJESO gain momentum and setting the stage for Q4 and 2022

Deepening Usage In Existing Hospital And ASC Customers Contributed To Strong Q’3 2021 Sales 11% growth in existing Hospital sales; 66% growth in sales to existing ASC customers

150+ Formulary Wins by end Q’3; P&T Success Rate 84% 70% of upcoming P&T Reviews are Hospital Top 5 ASC and services provider with >125 ASCs nationwide approved addition of ANJESO to formulary: Only 8 of these ASCs are included in our formulary wins to date Additional ASCs progressing for approval and onboarding of ANJESO Significant opportunity for broader adoption as we add more active formulary ASCs

Volume based Contacts performance lead by California And Texas groups Surgical Hospital in the South-Central renewed growth with new Anesthesia practice joining Top regional hospital adds ANJESO based on clinical experience 5 Hospital Group accelerated growth Top IDN early use around orthopedic and anesthesia service lines Top 5 ASC Surgery centers (>125 sites) national rollout Approximately 10% penetration into accounts within 1 month Q3 Highlights Demonstrated Success Across Arenas Regional Hospitals IDNs National ASC Group ASCs

Our Strategic Approach To Large Accounts Corporate Support Volume Based Agreement Direct Model Set-Up Sell Sheet Top-Down Communication and Education Create Account Awareness (touchpoints) Clinical Advocacy Champions Adoption Initial Orders Top-down Bottom-up

Impact of the Pandemic In Our Most Valuable Areas These states have been among the highest % of hospitals suffering from “extreme” stress based on COVID hospitalizations vs. available beds & ICU capacity Florida, Texas and North Carolina Are Our Top 3 States With Over 40% Of ANJESO Sales Source: Framework developed by IMHE; Percent of hospitals at each stress level through the week of Sept. 3-Sept. 9 CA, AZ, AR, AL and MO are also heavily impacted and account for another 30% of sales

Orthopedic & Other Procedures Declined Significantly During Summer Covid Flare ANJESO Utilization by Top Procedures: 46% Ortho 22% Pain/RFA 16% Uro/Gyn

And Sales Continue To Show Quarter Over Quarter Growth in Q’3 2021 September rebound and overall growth in spite of July-August CV-19 Delta Impact * Monthly Sales based on 4-4-5 calendar (last week of quarter include 5 weeks of sales) Jan Feb Mar Apr May Jun Jul Aug Sep 124 235 206 203 237 293 260 277 318 Average Weekly Sales (2021):

Income Statement – Q3’21 versus Q3’20

Closing Q’4 And Preparing For 2022

Commercial Roles Work Closely Together

Field Leadership Meeting 9/27

Field Role Integration is Critical



Internal team
Provides strategy, analysis, and support to the business

Tele-sales support
Traditional telesales supports field sales;
- expands reach

Experienced Specialist telesales group operates standalone in unstaffed territories

DNAs work top down
Work in to engage C Suite and large IDN and Chain Ambulatory Surgery Centers

ACS leads in targeted accounts
Targets balance near, mid to longer-term account objectives to achieve sales goals.

HEOR as formulary experts
Validate P&T Process

Critical for peer-to-peer exchange

RBD as Player Coach
Acts as team quarterback regionally

Activity manages performance

BAUDAX BIO
13

Tailored Communication By Specialty Is Key To Increasing Likelihood To Trial Evolving the Sophistication of our Messages Launched with messages detailing Pivotal Study data Phase 3B Data providing more real-world, clinical data Highlighted real-world experience from current users Tailoring Communication by Specialty to Address Specific Unmet Needs

Beyond the surgeon, cultivating those who support ANJESO onsite will build reliable and consistent usage and outcomes Positive sustained experience allows broader intra account support with peers and across specialties Expand usage Positive clinical experience against specific patient type will drive reorders for advocate ANJESO as a solution Teams stay focused on business plan targets Targeting Messaging Advocates Accelerate hyper targets and leverage HEOR to support P&T, pull through, and service line expansion Account Logistics 15 Advocacy is more than a surgeon Early Trial Accounts Are Opportunity To Expand Usage

Strategic Objectives Tactical Plan Remains Staffing Plan End the year at or above forecast Position 2022 for accelerated performance Goal for Brand to approximate cash-flow breakeven by end of 2023 Long term prospects for the brand remain positive Increase volume in Hyper-Target Accounts Expand targeted contracting strategy driving large system wins Implement market research insights for near term and 2022 planning Recent market analysis indicated that for ’21, some territories may take longer to generate uptake Decision to staff ASCs at 34 instead of 40 for 2021 Enhance ASC effectiveness with programs such as competitive product and micro learning Stage Is Set For 2022